Exhibit 10.92

                              CONVERSION AGREEMENT

         This Conversion Agreement (this "Agreement") is made and executed as of the close of business on the 30th day of June, 2000 (the "Effective Date") by and among APS Asset Management, Inc., a Delaware corporation ("Asset Management"), APS Investment Services, Inc., a Delaware corporation ("Investment Services"), George S. Conwill ("Conwill"), Christopher M. Caputo ("Caputo"), William A. Searles ("Searles") and Jay Abbes ("Abbes"). Conwill, Caputo, Searles and Abbes are sometimes individually and collectively referred to in this Agreement as the "Participants." Each of the Participants and Investment Services are sometimes individually and collectively referred to in this Agreement as the "Noteholders."

                             Preliminary Statements:

         Investment Services and Asset Management have previously entered into a certain loan agreement, dated as of September 23, 1998, pursuant to which Investment Services agreed to loan up to $400,000 to Asset Management, subject to the terms and conditions stated therein (as supplemented by Supplement 1 to Loan Agreement dated effective December 31, 1999, the "Loan Agreement").

         In order to evidence amounts that may from time to time be outstanding under the Loan Agreement, Asset Management executed and delivered to Investment Services a certain Promissory Note (Line of Credit) dated as of September 23, 1998 (as amended by Amendment 1 to Promissory Note dated effective December 31, 1999, the "Promissory Note").

         Concurrently with its execution of the Loan Agreement, Investment Services sold participation rights in the Promissory Note to each of the Participants pursuant to a certain Participation Agreement dated as of September 23, 1998 (the "Participation Agreement"), pursuant to which each Participant acquired rights to a certain interest in the Promissory Note, and Investment Services agreed to act as agent and trustee for each Participant in certain respects.

         Asset Management and each Noteholder have agreed to convert all amounts outstanding under the Promissory Note and Loan Agreement (whether principal, interest or otherwise) into that number of shares of Asset Management set forth on Exhibit A attached hereto, allocated among the Noteholders as shown on Exhibit A attached hereto.

         Asset Management and each Noteholder have further agreed that, on the Effective Date, the Promissory Note, the Loan Agreement and the Participation Agreement will each be terminated and no party shall thereafter have any rights or obligations thereunder.

                             Statement of Agreement

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   Conversion

         Section 1.1 Conversion. Each Noteholder hereby agrees and elects to convert (the "Conversion") any and all principal, accrued interest and other amounts that it may be owed pursuant to the Loan Agreement, Promissory Note and/or Participation Agreement, into that number of shares of common stock of Asset Management that is set forth opposite its name on Exhibit A attached hereto.

         Section 1.2 Effect of Conversion. Each Noteholder hereby agrees that its election to convert hereunder is irrevocable and binding on all of Noteholder's successors, heirs and assigns. Each Noteholder hereby represents that it is the sole holder of all interests it acquired pursuant to the Loan Agreement, Promissory Note and/or Participation Agreement, and that, except for the Participation Agreement, it has not transferred any interest therein or thereto to any other person. Each Noteholder acknowledges and agrees that the issuance by Asset Management, and its acceptance, of the common stock of Asset Management pursuant to this Agreement will constitute full and complete satisfaction of all amounts it may be owed, whether principal, interest or otherwise, under the Loan Agreement, Promissory Note and/or Participation Agreement. Each Noteholder hereby agrees that on the Effective Date, the Loan Agreement, Promissory Note and Participation Agreement are each terminated and that no party will thereafter have any rights or obligations thereunder. Each Noteholder hereby directs Asset Management to extinguish the Promissory Note on its corporate books and agrees to promptly return the Promissory Note instrument or the Participation Agreement (whichever applicable) to Asset Management, marked "paid in full."

         Section 1.3 Indemnification Agreement. Each Noteholder agrees to indemnify and hold harmless Asset Management from and against any claim, debt, action, liability or obligation of any nature arising out of any interest it held in the Promissory Note, regardless of when asserted.

         Section 1.4 Applicability of Shareholders Agreement to Common Stock. Each Participant hereby acknowledges and agrees that shares of Asset Management's common stock that it acquires pursuant to this Agreement will be subject to the stock transfer restriction and shareholders agreement to which Asset Management and such Participant is a party.

         Section 1.5 Issuance of Common Stock. Upon the Conversion, Asset Management agrees to issue to each Noteholder, without payment of any further consideration by such Noteholder, that number of shares of Asset Management's common stock set forth next to such Noteholder's name on Exhibit A attached hereto.


                                   ARTICLE II
                                  Miscellaneous

         Section 2.1 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

     If to Asset Management:            APS Asset Management, Inc.
                                        1301 Capital of Texas Hwy., Suite C-300
                                        Austin, TX  78746
                                        Attn:  President

     If to Any Noteholder:              [Name of Noteholder]
                                        1301 Capital of Texas Hwy., Suite C-300
                                        Austin, TX  78746


         Section 2.2 Assignment. No party to this Agreement may assign this Agreement or any or all of its rights or obligations hereunder without first obtaining the written consent of all other parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         Section 2.3 Amendments; Waivers. This Agreement cannot be modified or amended except by a written document executed by all parties hereto. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto.

         Section 2.4 Further Assurances. At and from time to time after the Closing, each party shall, at the request of another party hereto, but without further consideration, execute and deliver such other instruments and take such other actions as the requesting party may reasonably request in order to more effectively evidence or consummate the transactions or activities contemplated hereunder.

         Section 2.5 Entire Agreement. This Agreement and the agreements contemplated hereby or executed in connection herewith (a) constitute the entire agreement of the parties hereto regarding the subject matter hereof, and (b) supersede all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

         Section 2.6 Language Construction. This Agreement shall be construed, in all cases, according to its fair meaning, and without regard to the identity of the person who drafted the various provisions contained herein. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto", "hereunder" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise expressly noted.

         Section 2.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [Signature page follows]

                                 SIGNATURE PAGE
                                       TO
                              CONVERSION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


Asset Management:       APS Asset Management, Inc., a Delaware corporation

                        /s/ Christopher M. Caputo
                        -------------------------------------

                        Christopher M. Caputo, President


Investment Services:    APS Investment Services, Inc., a Delaware corporation

                        /s/ George S. Conwill
                        -----------------------------------

                        George S. Conwill, President


/s/ George S. Conwill
- -----------------------------------
George S. Conwill, individually


/s/ Christopher M. Caputo
- -----------------------------------
Christopher M. Caputo, individually


/s/ William A. Searles
- -----------------------------------
William A. Searles, individually


/s/ Jay Abbes
- -----------------------------------
Jay Abbes, individually

                                    EXHIBIT A

                                       TO

                              CONVERSION AGREEMENT


                                   % Interest In                Shares Received
Name                               Promissory Note               Upon Conversion

Investment Services                     95%                         950
George S. Conwill                        1%                          10
Christopher M. Caputo                    2%                          20
William A. Searles                       1%                          10
Jay Abbes                                1%                          10